Exhibit 10.1
SHELF REGISTRATION AGREEMENT
AGREEMENT, dated as of September 21, 2004 by and among Endo Pharmaceuticals Holdings Inc. (the “Company”), Endo Pharma LLC (the “LLC”) and the management stockholders signatory hereto (the “Management Stockholders”, and together with the Company and the LLC, the “Parties”).
     WHEREAS, the LLC has determined to accelerate the exercisability of the Class C stock options;
     WHEREAS, the exercise of the Class C stock options by the Management Stockholders is a taxable event;
     WHEREAS, pursuant to Section 1.4 of the shelf registration agreement, dated April 30, 2004, as amended on June 10, 2004, between the Company and the LLC, the Company and the LLC agreed to execute further shelf registration agreements in the event the Company determined to file any additional shelf registration statements;
     WHEREAS, in connection with the acceleration of the exercisability of the Class C stock options, the Company has offered to file a shelf registration statement on Form S-3 with the Securities and Exchange Commission (the “Commission”) to register shares of the Company’s common stock, par value $.01 (the “Common Stock”) for resale by the LLC and other stockholders of the Company (the “Shelf Registration Statement”);
     WHEREAS, the LLC has certain registration rights pursuant to a registration rights agreement, by and among the Company and the LLC dated July 17, 2000 and as amended as of June 30, 2003 (the “Registration Rights Agreement”), and the Management Stockholders have other registration rights pursuant to a management stockholders agreement dated as of July 14, 2000, as amended and restated on July 7, 2003, as amended on June 28, 2004 and on September 19, 2005, by and among the Company, the LLC and the parties named therein (the “Management Stockholders Agreement”);
     WHEREAS, the Parties desire to enter into this Agreement in connection with the Company’s filing of the Shelf Registration Statement;
     NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the Parties agree as follows:
ARTICLE I
     Section 1.1 Shelf Registration Statement The Company has filed with the Commission a Shelf Registration Statement (File No. 333-128099) to register 19 million shares of the Company’s Common Stock and agrees that the Shelf Registration Statement will include a certain number of shares of Common Stock (the “LLC Shares”) for resale by the LLC (including shares of Common Stock to be sold on behalf of its members and those to be transferred to the Management Stockholders upon exercise of their Class C stock options and sold by the Management Stockholders) and a certain number of shares of Common Stock for resale by other stockholders of the Company, as determined by the Company and the LLC (together with the LLC and the Management Stockholders, the “Selling Stockholders”), to be sold, from time to time, in one or more of the following types of transactions: (i) underwritten offerings; (ii) block transactions; (iii) derivative transactions with third parties; or (iv) other types of hedging transactions (each a “Take-down Transaction”). The Company has no obligation to ensure that the Shelf Registration Statement is declared effective by the Commission.
Section 1.2 Demand Right In consideration of the Company filing the Shelf Registration Statement, the LLC agrees (a) not to exercise any of its demand registration rights granted pursuant to the Registration Rights Agreement until the earlier of (i) three months from the date of effectiveness of the Shelf Registration Statement or (ii) 30 days after the last share of Common Stock registered for the account of the LLC is sold pursuant to the Shelf Registration Statement, unless in either case, all of the members of the board of directors of the Company who do not then (by themselves or through an affiliate) have a financial interest in the LLC or otherwise have a financial interest in any payments that may be made by the Company or any successor to the Company approve the exercise of such a demand registration right, and (b) to reduce by one the number of demand registration rights available to it pursuant to the Registration Rights Agreement. Furthermore, the Company, the LLC and the Management Stockholders hereby agree that neither the filing nor the effectiveness of the Shelf Registration Statement or any transaction consummated under the Shelf Registration Agreement constitutes a demand under Section 1.1 of the Registration Rights Agreement nor do such actions trigger any rights accorded to Management Stockholders under Section 6.1 of the Management Stockholders Agreement. The provisions of this Section 1.2 shall not become effective unless and until the Registration Statement has been declared effective by the Commission.
Section 1.3 Procedures for Shelf Registration The procedures for any Take-down Transaction will be in conformity with those set forth in the Registration Rights Agreement and the Executive Stockholders Agreement and shall apply to any sales of Common Stock sold in a take-down Transaction and that the provisions set forth in Section 3(h), the paragraph immediately following Section 3(o) and the last paragraph of Section 3 of the Registration Rights Agreement shall apply to the Shelf Registration Statement.
Section 1.4 Minimum Number of Shares to be Allocated to Management Stockholders The Company and the LLC will make reasonable efforts to ensure that the number of shares of Common Stock to be transferred from the LLC to each of the Management Stockholders from among the LLC Shares and then sold by the Management Stockholders in the initial Take-down Transaction from the Shelf Registration Statement (including from any Rule 429 Prospectus or any Rule 462 Shelf Registration Statement (each as defined below)) shall be at least that number of shares of Common Stock such that such Management Stockholder receives proceeds from the sales of such shares of Common Stock in connection with the initial Take-down Transaction sufficient to pay any taxes incurred in connection with the exercise by such Management Stockholder of his or her Class C stock options and the exercise price therefor (the “Management Allocation”). Notwithstanding Section 1.3 hereof, until such time as the Management Stockholders receive sufficient proceeds from one or more Take-down Transactions to satisfy the Management Allocation, the LLC agrees that it will use reasonable efforts to allocate shares of Common Stock sold in any Take-down Transaction to the Management Stockholders (with priority over the LLC’s shares of Common Stock) with a view to ensuring that the Management Allocation is satisfied. The Parties acknowledge that the Company and the LLC cannot assure the Management Stockholders that there will be any Take-down Transaction or that, if one or more Take-down Transactions are consummated, sufficient shares of Common Stock can be allocated to and sold by the Management Shareholders in order for the Management Shareholders to receive the Management Allocation.
Section 1.5 Rule 429 Combination Prospectus and Rule 462 Increase The Parties agree that the Company may file a prospectus pursuant to Rule 429 of the U.S. Securities Act of 1933 (the “1933 Act”), to sell the shares of Common Stock registered on the Shelf Registration Statement as well as the remaining shares of Common Stock registered on the shelf registration statement filed on April 30, 2004, as amended (File No. 333-115032) (the “Rule 429 Prospectus”), and, in accordance with Rule 462 of the 1933 Act, that it may increase the number of shares of Common Stock registered on the Shelf Registration Statement and the shelf registration statement filed on April 30, 2004 and combined with the Shelf Registration Statement through the filing of the Rule 429 Prospectus (the “Rule 462 Shelf Registration Statement”); provided that the allocation of shares of Common Stock and the procedures followed in the case of any Take-down Transaction using any Rule 429 Prospectus or under any Rule 462 Shelf Registration Statement shall comply with Sections 1.2 and 1.4 of this Agreement.
Section 1.6 Waiver The LLC hereby agrees to waive the provisions set forth in Section 2 of the Registration Rights Agreement in connection with any Take-down Transaction.
Section 1.7 Additional Shelf Registrations Statements The parties agree that, in the event the Company determines to, or the LLC requests the Company to and the Company in its reasonable judgment agrees to, file any additional shelf registration statements (each an “Additional Registration Statement”) providing for the resale by the LLC of Common Stock, they will enter into an agreement substantially similar to this Agreement with respect to such Additional Registration Statement (other than the provisions of Section 1.4 of this Agreement, which are unique to this Agreement), provided, however, the parties also agree to enter good faith negotiations to amend and restate the Registration Rights Agreement to reflect the understandings set forth in this Agreement as well as any other modifications and amendments as the parties deem appropriate.

Section 1.8 Delay and Suspension Rights Upon a good faith determination by a majority of the Board of Directors of the Company that it is in the best interests of the Company for reasons including, but not limited to, those under Section 3(h) of the Registration Rights Agreement, to (i) suspend the use of a Shelf Registration Statement following the effectiveness of a Shelf Registration Statement, or (ii) with respect to any demand or other request to sell Common Stock registered under a Shelf Registration Statement, delay an offering of Common Stock, then the Company, by notice to the Selling Stockholders, may suspend sales of the Common Stock pursuant to the Shelf Registration Statement for a reasonable period as determined by the Board of Directors of the Company.
ARTICLE II
Section 2.1 Governing Law This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflicts of law principles that would dictate the application of the laws of another jurisdiction.
Section 2.2 Counterparts This Agreement may be executed in any number of counterparts, which together shall constitute one and the same instrument.
Section 2.3 Termination This Agreement shall terminate on the later of (i) six months from the date of effectiveness of the Shelf Registration Statement or (ii) 30 days after the last share of Common Stock registered for the account of the LLC is sold pursuant to the Shelf Registration Statement.
Section 2.4 Entire Agreement; No Third Party Beneficiaries This Agreement is the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be effective as of the date first written above.

ENDO PHARMA LLC
By:	/s/ Michael B. Goldberg
Name:	Michael B. Goldberg

ENDO PHARMACEUTICALS HOLDINGS INC.
By:	/s/ Jeffrey R. Black
	Name:	Jeffrey R. Black
Title: Executive Vice President, Chief Financial Officer and Treasurer

THE MANAGEMENT STOCKHOLDERS

/s/ Carol A. Ammon
Name:	Carol A. Ammon

/s/ Jeffrey R. Black
Name:	Jeffrey R. Black

/s/ David A.H. Lee
Name:	David A.H. Lee

/s/ Caroline B. Manogue
Name:	Caroline B. Manogue

/s/ Peter A. Lankau
Name:	Peter A. Lankau

/s/ Mariann T. MacDonald
Name:	Mariann T. MacDonald